Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-272018, 333-272012, 333-135189, 333-135187, 333-101255, 333-92402, 333-82498, 333-58694, 333-51024, 333-40618, 333-39114, 333-36142, 333-91425, 333-86585, 333-83859, 333-83861, 333-83863, 333-83867, 333-83869, 333-80513, 333-70765, 333-68379, 333-61799, and 333-60219) and Form S-8 (No. 333-279736, 333-256341, 333-181483, 333-81824, 333-54550, 333-70321, and 333-52845) of BXP, Inc. of our report dated February 27, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
February 27, 2025